Exhibit 99.1

News from Xerox Holdings Corporation

Xerox Distributes Pro Rata Warrants to Enhance Shareholder Value and Accelerate Deleveraging

NORWALK, Conn., Feb. 12, 2026 — Xerox Holdings Corporation (NASDAQ: XRX) (“Xerox” or the “Company”) today announced the distribution of warrants to purchase shares of Xerox common stock (the “Warrants”), to its eligible securityholders on February 12, 2026 (the “Distribution Date”), in accordance with its previously announced pro rata warrant distribution.

As previously announced, holders of record of Xerox common stock as of February 9, 2026 (the “Record Date”) received one (1) Warrant for every two (2) shares of Xerox common stock held, rounded down to the nearest whole Warrant. Holders of record of Xerox’s 3.75% Convertible Senior Notes due 2030 and Series A Convertible Perpetual Voting Preferred Stock as of the Record Date also received Warrants on a pass-through basis in accordance with the terms governing such securities.

“This action is part of a deliberate sequence of steps we are taking to leverage fit-for-purpose financing structures and instruments designed to strengthen our balance sheet and improve our capital structure in support of our long-term objective of creating sustainable shareholder value,” said Louie Pastor, president and chief operating officer at Xerox. “The pro-rata warrant distribution reinforces our focus on enhancing liquidity and accelerating deleveraging as we continue to see improving operating trends and integration progress.”

Warrant Terms

Eligibility: Holders of record of Xerox common stock as of February 9, 2026 (the “Record Date”) are eligible to receive Warrants. Holders of Xerox’s Series A Convertible Perpetual Voting Preferred Stock and 3.75% Convertible Senior Notes due 2030 as of the Record Date were also eligible to receive Warrants on a pass-through basis in accordance with the terms governing such securities. Investors should contact their brokers with any questions regarding their holder status.

Distribution Ratio: One (1) Warrant for every two (2) shares of Xerox common stock held as of the Record Date, rounded down to the nearest whole Warrant. No fractional Warrants were issued.

Exercise Price: $8.00 per share of Xerox common stock, subject to certain anti-dilution adjustments and/or amendments as provided in the warrant agreement.

Exercise Methods:

•	With cash, at any time prior to expiration of the Warrants, and

•	Using designated outstanding Xerox debt securities at any time prior to the earlier of the expiration of the Warrants and the Bond Exercise Termination (as defined below).

For purposes of exercise using debt securities, a specified principal amount of designated Xerox debt securities will be deemed to satisfy the applicable warrant exercise price, as set forth in the warrant agreement.

News from Xerox Holdings Corporation

The following Xerox debt securities are initially designated as eligible for exercise of the Warrants:

•	5.500% Senior Unsecured Notes due 2028;

•	8.875% Senior Unsecured Notes due 2029;

•	3.750% Senior Unsecured Convertible Notes due 2030;

•	13.000% Step Up Senior Notes due 2030;

•	10.250% Senior Secured First Lien Notes due 2030;

•	13.500% Senior Secured Second Lien Notes due 2031;

•	4.800% Senior Unsecured Notes due 2035; and

•	6.750% Senior Unsecured Notes due 2039.

Designated Notes Exercise Mechanics: Xerox’s designated notes were issued in multiple authorized denominations, including $2,000, $1,000, and $1, which require different minimum delivery amounts to permit whole-warrant exercises and avoid fractional settlements. For designated notes with an authorized denomination of $2,000, delivery of one note entitles the Holder to exercise 250 Warrants for 250 shares of Xerox common stock, and for designated notes with an authorized denomination of $1,000, delivery of one note entitles the Holder to exercise 125 Warrants for 125 shares. Holders of designated notes with an authorized denomination of $1 must deliver a minimum of $8 in face value to exercise one Warrant for one share of Xerox common stock.

Expiration: The Warrants will expire at 5:00 p.m. New York City time on February 11, 2028, unless an early expiration price condition is triggered.

Notes Exercise Termination: The right to exercise Warrants using one or more series of designated debt securities will terminate if, during any period of thirty (30) consecutive trading days, there are at least twenty (20) trading days (whether or not consecutive) on which the volume-weighted average price (“VWAP”) of Xerox common stock equals or exceeds 50% of the then-applicable exercise price, as further described in the warrant agreement. Following the satisfaction of this condition, the Warrants will remain exercisable for cash in accordance with their terms. The Company may, at its discretion, redesignate certain or all debt securities as eligible for exercise under the warrant agreement.

Early Expiration Price Condition: The Early Expiration Price Condition will be satisfied if, during any period of thirty (30) consecutive trading days, there are at least twenty (20) trading days (whether or not consecutive) on which the VWAP of Xerox common stock equals or exceeds 100% of the then-applicable exercise price. Upon satisfaction of this condition, the Warrants will expire at 5:00 p.m. New York City time on the business day immediately following such twentieth (20th) trading day, or such other date as the Company may elect in accordance with the warrant agreement.

Listing: Xerox has applied to list the Warrants for trading on Nasdaq under the symbol XRXDW, subject to applicable approvals.

News from Xerox Holdings Corporation

Additional Information Additional details regarding the warrant distribution, including key dates, designated debt securities, and exercise procedures, will be provided in the warrant agreement and related investor materials available in the Warrant Q&A section of the Company’s website.

Transaction Advisors B. Dyson Capital Advisors is serving as an Exclusive Financial and Warrant Structuring Advisor to Xerox. Kirkland & Ellis LLP is serving as legal counsel to Xerox.

No Offer or Solicitation This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The issuance of the Warrants has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), as the distribution of a warrant for no consideration does not constitute a sale of a security under Section 2(a)(3) of the Securities Act. A prospectus and Form 8-A registration statement describing the terms of the Warrants and the underlying Common Stock have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Holders should read the prospectus carefully, including the Risk Factors section included and incorporated by reference therein.

This press release contains a general summary of the Warrants. Please read the warrant agreement relating to the Warrants as it will contain important information about the terms of the Warrants.

Forward-Looking Statement This press release contains statements which are not historical facts that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,”, “could,”, “can,” “should,” “targeting,” “projecting,” “driving,” “future,” “plan,” “predict,” “may” or words of similar meaning and include, but are not limited to, statements regarding the potential benefits of the warrant distribution. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. These forward-looking statements speak only as of the date of this document or as of the date to which they refer, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law. Factors that might cause such differences include, but are not limited to, those discussed in the Company’s Securities and Exchange Commission filings, including the Company’s reports on Forms 10-K and 10-Q. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

News from Xerox Holdings Corporation

About Xerox Holdings Corporation (NASDAQ: XRX) Xerox has been redefining the workplace experience for over a century. As a services-led, software-enabled company, we power today’s hybrid workplace through advanced print, digital, and AI-driven technologies. In 2025, Xerox acquired Lexmark—expanding our global footprint, strengthening service capabilities, and equipping us to deliver an even broader portfolio of workplace technologies to our clients. Today, we continue our legacy of innovation to deliver client-centric, digitally driven solutions that meet the needs of a global, distributed workforce. Whether in offices, classrooms, or hospitals, we help our clients thrive in a constantly evolving business landscape.

Media Contact:

Justin Capella, Xerox, +1-203-258-6535, Justin.Capella@xerox.com

Investor Contact:

Greg Stein, Xerox, +1-203-598-9080, Greg.Stein@xerox.com

Xerox® is a trademark of Xerox in the United States and/or other countries.